Exhibit 99.1

XTI Aerospace Appoints Prominent Aviation Industry Insider

Jonathan G. Ornstein to its Board of Directors, Signaling Accelerated Push for Drone Leadership and M&A-Driven Growth

Appointment of former Mesa Air Group chairman and CEO strengthens capital strategy, deal-making capability, and private-market access as XTI targets UAS dominance

ENGLEWOOD, Colo., Feb. 4, 2026 /PRNewswire/ -- XTI Aerospace, Inc. (Nasdaq: XTIA) (“XTI Aerospace,” “XTI,” or the “Company”) an aerospace technology company focused on building and scaling its newly acquired subsidiary, Drone Nerds, LLC (“Drone Nerds”), today announced the appointment of Jonathan G. Ornstein to the Company’s Board of Directors (the “Board”), effective February 1, 2026.

“This appointment reflects our strategic orientation toward leadership in the drone and unmanned aircraft systems market – a direction that will be supported by an increasingly active, disciplined and opportunistic M&A strategy,” said Scott Pomeroy, Chief Executive Officer of XTI Aerospace.

Across more than four decades of aviation industry experience, including 25 years as Chairman of Mesa Air Group, Ornstein has repeatedly demonstrated an ability to scale aviation businesses, execute complex transactions, allocate capital prudently and navigate highly regulated markets. Under his leadership, Mesa Air Group explored next-generation aviation technologies, including vertical takeoff and landing (“VTOL”) platforms, and made a strategic investment in XTI which was announced in 2024.

“You can see the imprint of Jonathan’s forward-thinking approach in everything he’s done,” said Pomeroy. “His addition to our Board is a force multiplier for where XTI is going. Jonathan brings unmatched experience in building and transforming aviation platforms and that matters enormously at this stage of our evolution.”

“XTI is building a serious drone and aerospace platform at a time when dominance in unmanned systems is becoming a strategic imperative,” said Ornstein. “The Company’s focus on drones, training, supply chain scale, and disciplined M&A, combined with a thoughtful approach to aircraft development financing, creates a powerful foundation. I look forward to supporting XTI as it executes aggressively and intelligently on that strategy.”

Ornstein will serve as an independent director and chair the Board’s Nominating and Corporate Governance Committee. He will also serve on the Board’s Audit and Compensation Committees.

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

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About XTI Aerospace, Inc.

XTI Aerospace, Inc. (Nasdaq: XTIA) is an aerospace technology company focused on the advancement of vertical flight. Through its Drone Nerds business, acquired in November 2025, XTI is a premier provider of unmanned aircraft systems (“UAS”), solutions, services and hardware. Through its XTI Aircraft business, the Company is engaged in the development of advanced vertical takeoff and landing (“VTOL”) aircraft with the range and speed of planes and the take-off and landing capability of helicopters.

For more information about XTI, please visit xtiaerospace.com and follow XTI on LinkedIn, Instagram, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by words such as “believe,” “continue,” “could,” “would,” “will,” “expect,” “intend,” “plan,” “target,” “estimate,” “project,” or similar expressions. These statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, but are not limited to, market adoption, regulatory requirements, supply chain conditions, technological development, and changes in applicable laws or regulations. XTI undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances. Readers are encouraged to review the risk factors described in XTI’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

Contacts

General inquiries:

Email: contact@xtiaerospace.com

Web: https://xtiaerospace.com/contact

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: XTIA@redchip.com

8123 InterPort Blvd., Suite C, Englewood, CO, 80112, USA, (800) 680-7412

© XTI Aerospace, Inc | XTIAerospace.com

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